EXHIBIT 10(e)

                         SANTA FE ENERGY RESOURCES, INC.
                               INDEMNITY AGREEMENT

        Agreement dated as of __________by and between Santa Fe Energy Resources, Inc., a Delaware corporation (the "Corporation"), and the undersigned Indemnitee.

        Indemnitee currently is serving as an Officer of the Corporation and the Corporation desires that Indemnitee continue to serve in such capacity. Indemnitee is willing to continue to serve in such capacity if Indemnitee is adequately protected against the risks associated with such service. Accordingly, the indemnity provided by this Agreement is offered as an inducement for Indemnitee's agreeing to continue to serve as an Officer; provided, however, that Indemnitee's service to the Corporation may be terminated at the option of either party at any time as further discussed at paragraph 8 of this Agreement.

        In addition to the indemnification to which Indemnitee is entitled pursuant to the Bylaws of the Corporation, and as additional consideration for Indemnitee's continued service, the Corporation has furnished at its expense directors and officers liability insurance protecting Indemnitee in connection with such service. Such insurance excludes or limits coverage for certain types of claims for which coverage applied in prior years.

        The Corporation and Indemnitee have concluded that the indemnities available under the Corporation's Bylaws and the insurance currently in effect need to be supplemented to more fully protect Indemnitee against the risks associated with Indemnitee's service to the Corporation.

        In consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

     1. The Corporation shall pay on behalf of Indemnitee and Indemnitee's executors, administrators or assigns, any amount which Indemnitee is or becomes legally obligated to pay as a result of any claim or claims made against Indemnitee by reason of the fact that Indemnitee served as an Officer of the Corporation or because of any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done, or suffered or wrongfully attempted by Indemnitee in Indemnitee's capacity as an Officer of the Corporation. The payments that the Corporation will be obligated to make hereunder shall include (without limitation) damages, judgments, settlements, costs and expenses of investigation, costs and expenses of defense of legal actions, claims and proceedings and appeals therefrom, and costs of attachments and similar bonds; provided, however, that the Corporation shall not be obligated to pay fines or other obligations or fees imposed by law or otherwise that it is prohibited by applicable law from paying as indemnity or for any other reason.

     2. Costs and expenses (including, without limitation, attorneys' fees) incurred by the Indemnitee in defending or investigating any action, suit, proceeding or claim shall be paid by the Corporation in advance of the final disposition of such matter upon
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          receipt of a written undertaking by or on behalf of Indemnitee to repay any such amounts if it is ultimately determined that Indemnitee is not entitled to indemnification under the terms of this Agreement.

     3. If a claim under this Agreement is not paid by or on behalf of the Corporation within ninety days after a written claim has been received by the Corporation, Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, Indemnitee shall also be entitled to be paid the expense of prosecuting such claim.

     4. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

     5. The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee:

          (a) for which payment is actually made to Indemnitee under an insurance policy maintained by the Corporation, except in respect of any excess beyond the amount of payment under such insurance;

          (b) for which Indemnitee is indemnified by the Corporation otherwise than pursuant to this Agreement;

          (c) based upon or attributable to Indemnitee gaining in fact any personal profit or advantage to which Indemnitee was not legally entitled;

          (d) for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation within the meaning of
               Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto; or

          (e) brought about or contributed to by the dishonesty of Indemnitee; provided, however, that notwithstanding the foregoing, Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought alleging dishonesty on the part of Indemnitee, unless a judgment or other final adjudication thereof adverse to Indemnitee shall establish that Indemnitee committed acts of active and deliberate dishonesty with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated.

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     6.   Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to the Corporation notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to Santa Fe Energy Resources, Inc., 1616
          S. Voss, Suite 1000, Houston, Texas 77057, Attention: Secretary (or such other address as the Corporation shall designate in writing to Indemnitee). Notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

     7. Nothing herein shall be deemed to diminish or otherwise restrict Indemnitee's right to indemnification under any provision of the Certificate of Incorporation or Bylaws of the Corporation or under Delaware law.

     8. Indemnitee agrees to serve as an Officer of the Corporation to the best of Indemnitee's ability; however, nothing in this Agreement is intended to create a contract of employment and Indemnitee's employment may be terminated at the option of either party at any time, with or without cause.

     9. This Agreement shall be governed by and construed in accordance with Delaware law.

     10. This Agreement shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

     11. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves, invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to Indemnitee to the fullest enforceable extent.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

ATTEST:                                  SANTA FE ENERGY RESOURCES, INC.

____________________________             By:_________________________________
Secretary                                       James L. Payne
                                                  President


                                         INDEMNITEE

                                         ____________________________________

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